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                                                                   Exhibit 11.1

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                                                  FOR THE YEARS ENDED JANUARY 31,
                                                                              -------------------------------------------
                                                                                 1997              1996        1995
                                                                            -------------    -------------  -------------
Primary
  Net income..............................................................  $  17,839,451    $  10,662,199  $  11,982,785
                                                                            -------------    -------------  -------------
                                                                            -------------    -------------  -------------
  Weighted average number of common shares outstanding during the
   period.................................................................      7,896,080        7,752,532      7,568,380
  Add common equivalent shares relating to outstanding options to
   purchase common stock using the treasury stock method..................        246,224          192,614        425,853
                                                                            -------------    -------------  -------------
      Total common and common equivalent shares outstanding...............      8,142,304        7,945,146      7,994,233
                                                                            -------------    -------------  -------------
                                                                            -------------    -------------  -------------
Primary income per common share...........................................          $2.19            $1.34          $1.50
                                                                            -------------    -------------  -------------
                                                                            -------------    -------------  -------------
Fully diluted
  Net income..............................................................  $  17,839,451    $  10,662,199  $  11,982,785
                                                                            -------------    -------------  -------------
                                                                            -------------    -------------  -------------
  Weighted average number of common shares outstanding during the
   period.................................................................      7,896,080        7,752,532      7,568,380
  Add common equivalent shares relating to outstanding options to
   purchase common stock using the treasury stock method..................        318,538          196,731        425,759
                                                                            -------------    -------------  -------------
      Total common and common equivalent shares outstanding...............      8,214,618        7,949,263      7,994,139
                                                                            -------------    -------------  -------------
                                                                            -------------    -------------  -------------
Fully diluted income per common share....................................           $2.17            $1.34          $1.50
                                                                            -------------    -------------  -------------
                                                                            -------------    -------------  -------------
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